UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2022

EVmo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 South Robertson Blvd. Beverly Hills, California	90211
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 11, 2022, a hearing was held in the U.S, District Court, Central District of California, Wilson, J. presiding (the “Court”), in which a final settlement among the parties, which include the Company (as defined below), to In re YayYo Securities Litigation (the “Litigation”), agreed to in principle in October 2021, was approved by the Court. An order and final judgment approving class action settlements, attorneys’ fees, expenses, and awards to plaintiffs, which formally concluded the Litigation (the “Settlement Order”), was executed by the Court on July 12, 2022.

A description of the Litigation can be seen in the periodic filings of EVmo, Inc., a Delaware corporation (the “Company”), with the Securities & Exchange Commission, including, for example, in Note 12 to the consolidated financial statements of the Company included with its annual report on Form 10-K for the fiscal year ended December 31, 2021, which was filed on March 31, 2022 (the “2021 10-K”). A related class action litigation involving the Company that was pending in the Superior Court of California, County of Los Angeles, which is also described in the 2021 10-K, is now expected to be dismissed as a result of the Settlement Order.

In anticipation of the final approval of the Court and its issuance of the Settlement Order, the Company has been making payments to the Litigation plaintiffs since the first quarter of 2022. These payments, either individually or collectively, have not to date had, and are not expected to have, a material effect on the financial results of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2022	EVmo, Inc.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer